UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Caspian Court Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares, par value $0.001 per share	INFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On January 3, 2020, Bob Jandro informed Infinera Corporation (the “Company”) of his decision to retire from his position as the Company’s Senior Vice President, Worldwide Sales, effective immediately. Mr. Jandro’s decision to retire followed his completion of the integration of the global sales teams of the Company and Coriant in 2019. On January 3, 2020, the Company’s Board of Directors appointed Nicholas Walden, the Company’s Senior Vice President, Strategic Accounts, to serve as Senior Vice President, Worldwide Sales and as Mr. Jandro’s successor, effective January 5, 2020. Mr. Jandro, 64, will remain at the Company to serve the Chief Executive Officer in an advisory capacity during the first half of fiscal year 2020 in order to assist in Mr. Walden’s transition, at which point he intends to retire.

Mr. Walden, 48, previously served as the Company’s Senior Vice President, Strategic Accounts since February 2019 and as its Senior Vice President, EMEA Sales from September 2015 to February 2019. Prior to joining the Company, Mr. Walden served in a variety of senior sales roles at Ciena Ltd from 1999 to 2015, most recently as its Vice President and Managing Director, Regional Carrier Business, EMEA. Mr. Walden studied HVAC Mechanical Engineering at the College of Technology at Reading, Berkshire, United Kingdom.

In connection with Mr. Walden’s appointment as Senior Vice President, Worldwide Sales, the Company and Mr. Walden entered into a letter agreement (the “Offer Letter”). The Offer Letter provides that Mr. Walden is an at-will employee.

Pursuant to the Offer Letter, Mr. Walden will receive an annual base salary of $375,000 and will be eligible for an annual cash incentive bonus payment of 75% of his base salary. In addition, Mr. Walden will be eligible to receive 47,100 restricted stock units (“RSUs”) and 47,100 performance shares (“PSAs”) pursuant to the Company’s 2016 Equity Incentive Plan in connection with his appointment. The RSUs shall vest as to one-third of the underlying shares annually on the one year anniversary of the vesting commencement date, and as to one-twelfth of the underlying shares each quarter for the succeeding two year period, subject to Mr. Walden’s remaining a service provider of the Company through each applicable vesting date. The PSAs shall vest subject to achievement of one or more financial performance objectives to be determined by the Compensation Committee of the Company’s Board of Directors in its discretion. The PSAs will vest based on meeting such performance-based objectives and are expected to include a service-based requirement should the performance objectives be met before the applicable performance period is completed. The performance period and vesting conditions will be consistent with similar performance awards expected to be granted to other Company executives during the 2020 annual equity grant cycle.

Mr. Walden will also enter into a change of control agreement and an indemnification agreement with the Company, each in the form previously filed with the Securities and Exchange Commission.

Other than as disclosed herein, there are no arrangements or understandings between Mr. Walden and any other persons pursuant to which Mr. Walden was appointed Senior Vice President, Worldwide Sales of the Company. There are also no family relationships between Mr. Walden and any director or executive officer of the Company. Mr. Walden has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: January 6, 2020	By:	/s/ David L. Teichmann
David L. Teichmann Chief Legal Officer and Corporate Secretary